UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of principal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

2016 EMPLOYEE STOCK PURCHASE PLAN
2015 LONG TERM INCENTIVE AND SHARE AWARD PLAN
-----------------------------------------------------------
(Full title of the plans)

Ronald Michels
Chairman and Chief Executive Officer
ANADIGICS, Inc.
141 Mt. Bethel Road
Warren, New Jersey 07059
--------------------------------------------------------------------------------
(Name and address of agent for service)
(908) 668-5000
--------------------------------------------------------------------------------
(Telephone number, including area code, of agent for service)

With a Copy to:

W. Raymond Felton
Greenbaum, Rowe, Smith & Davis LLP
Metro Corporate Campus One ~ Fourth Floor
99 Wood Avenue South
Iselin, New Jersey 08830

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
	Large accelerated Filer	Accelerated Filer	Non-accelerated Filer	Smaller Reporting Company
ANADIGICS, Inc.	Yes ☐ No ☒	Yes ☒ No ☐	Yes ☒ No ☐	Yes ☐ No ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock (par value $0.01 per share) (1)	10,000,000	(2)	$0.66	$6,600,000	$766.92
	5,000,000	(3)	$0.66	$3,300,000	$383.46
Total:	15,000,000			$9,900,000	$1,150.38

(1)Includes an indeterminate number of securities that may be issuable by reason of stock splits, stock dividends or similar transactions, in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)Represents the maximum number of shares which may be issued under the 2015 Long Term Incentive and Share Award Plan (the "2015 Plan").

(3)Represents the maximum number of shares which may be issued under the 2016 Employee Stock Purchase Plan (the "ESPP").

(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1), based on price per share equal to the average of the high and low sale price per share of the Registrant's Common Stock on June 17, 2015 as reported on the Nasdaq Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

The Registrant will send or give to all participants in the Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 438(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.  In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant's Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 6, 2015.

(2)	The Registrant’s Proxy Statement filed with the Commission on March 27, 2015.

(3)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 4, 2015 filed on May 8, 2015.

(4)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 18, 2015.

(5)
The Registrant’s description of its common stock, par value $0.01 (the “Common Stock”) incorporated by reference from its Registration Statement on Form 8-A, filed March 8, 1995, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the authority conferred by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation contains a provision providing that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends as provided in Section 174 of the DGCL and (iv) any transaction from which the director derived an improper personal benefit. This provision is intended to eliminate the risk that a director might incur personal liability to the Registrant or its stockholders for breach of the duty of care. The Certificate of Incorporation also provides that if Delaware law is amended to eliminate or limit further the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited, without further stockholder action.

Section 145 of the DGCL contains provisions permitting and, in some situations, requiring Delaware corporations, such as the Registrant, to provide indemnification to their officers and directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The By-Laws of the Registrant contain such a provision requiring indemnification by the Registrant of its directors and officers to the fullest extent permitted by law, as the law may be amended from time to time.

Article VI, Paragraph (B) of the Amended and Restated Certificate of Incorporation of the Registrant provides as follows:

Each person who is or was or has agreed to become a director or officer of the Corporation, or even such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the fullest extent permitted from time to time by Section 145 of the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment is to the benefit of such person and permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or any other applicable laws as presently or hereafter in effect.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any such person which provide for indemnification different than that provided in this Article VI.  Any amendment or repeal of this Article VI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

Article VII, Section 4 of the Amended and Restated By-Laws of the Registrant provides as follows:

The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may be hereafter amended (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).

The Registrant maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of the Registrant and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended, for acts or omissions by such persons while acting as directors or officers of the Registrant and/or its subsidiaries, as the case may be.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement to the extent that such information required to be included by clauses (i) and (ii) is not contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Warren, State of New Jersey, on June 22, 2015.

ANADIGICS, INC.

By: /s/ Ronald Michels
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Ronald Michels
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Ronald Michels and Terrence Gallagher, or either of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald Michels	Chief Executive Officer, Director and Chairman of the Board (Principal Executive Officer)	June 22, 2015
Ronald Michels

/s/ Terrence Gallagher	Executive Vice President and Chief Financial Officer (Principal Financial Accounting Officer)	June 22, 2015
Terrence Gallagher
/s/ Ronald Rosenzweig	Director	June 22, 2015
Ronald Rosenzweig

/s/ David Fellows	Director	June 22, 2015
David Fellows

/s/ Richard Kelson	Director	June 22, 2015
Richard Kelson

/s/ Harry T. Rein	Director	June 22, 2015
Harry T. Rein

/s/ Dennis F. Strigl	Director	June 22, 2015
Dennis F. Strigl

                                                                INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement:

3.1
Amended and Restated Certificate of Incorporation of ANADIGICS, Inc., together with all amendments thereto (incorporated herein by reference from the Registrant’s Registration Statement on Form S-3, filed December 13, 2001).

3.2	Amended and Restated By-laws of ANADIGICS, Inc. (incorporated herein by reference to Appendix A to the Registrant’s Current Report on Form 8-K filed on January 21, 2014).

4.1	2015 Long Term Incentive and Share Award Plan (incorporated by reference to Appendix B to ANADIGICS, Inc. Proxy Statement filed March 27, 2015).

4.2	2016 Employee Stock Purchase Plan (incorporated by reference to Appendix A to ANADIGICS, Inc. Proxy Statement filed March 27, 2015).

5.1	Opinion of Greenbaum, Rowe, Smith & Davis LLP.*

23.1	Consent of Ernst & Young.

23.2	Consent of Greenbaum, Rowe, Smith & Davis LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (set forth on the signature pages to this Registration Statement).*

*	Filed herewith.